Employment  Agreement-Lieberman

Employment Agreement made as of January 1, 2010, by and between, Arthur Lieberman, an individual with an address c/o Ganfer and Shore, 360 Lexington Avenue,  NY, NY 10007 (“Lieberman”) and POW! Entertainment, Inc. a Delaware corporation with an address at 9440 Santa Monica Boulevard, Beverly Hills California, Suite 10210 90210 (“POW!”)

1.   Employment of Lieberman.   Lieberman will serve as  Vice President of Business Affairs of POW!.  As such he shall report to the Board of Directors of POW! and perform such duties as they determine, in keeping with his title and consistent with the provisions of this paragraph. Lieberman will work for POW! at least 50% of his time.  Lieberman is also an officer, board member and/or Chairman of other companies and may continue to do so.  Lieberman shall devote such amount of his time to his duties for POW! as Lieberman and the other Board Members shall determine to be appropriate within the foregoing parameters.  Lieberman shall be responsible to provide POW! with its basic business strategy, to make recommendations, along with Gill Champion as to the staffing and management of POW!,  to review and advise the Managers on major transactions and to oversee the negotiation of major agreements. Lieberman shall not be required to provide extraordinary legal services as part of this Agreement, although he, his firm or another firm may be so retained under a separate agreement, but the supervision thereof shall remain with Lieberman. As used herein “Extraordinary Legal Services” shall mean: litigation, SEC work, general specific corporate law issues and other specialties frequently not handled by inside counsel.  Lieberman is currently based in New York, and is entitled to continue to provide services to POW! from his principal place of business, wherever it may be from time to time.

2.      Term and Termination.   The term of Lieberman’s employment shall continue unless and until Lieberman resigns or is terminated for cause. Either party may terminate this Agreement for cause, upon the giving of 30 days prior notice to the other, describing in the cause, provided that the other party fails to cure such cause within such 30 days following notice.

4.           Salary.   As additional compensation to Lieberman for all rights and services contributed by him, POW! shall provide the following compensation for so long as Lieberman continues to provide services under this Agreement:

(a)	A base salary of $200,000 per annum.

(b)	Lieberman will receive prompt reimbursements for all ordinary and necessary business expenses incurred by him on behalf of POW!. ; and

(c)	Where Lieberman is asked to act in a Producer capacity on a POW! project, all fees generated thereby shall belong to POW!

5.            Disclosure of Information. Lieberman agrees to keep confidential all Confidential Information regarding POW! and not to use any such information except pursuant to his duties for POW!

6.            Miscellaneous.

(a)
This Agreement, including the assignment set forth herein, shall be binding upon the parties hereto, their affiliates and subsidiaries, legal representatives, successors and predecessors in interest, heirs and assigns.

(b)
The invalidity of any provision or part hereof or obligation hereunder, or the contravention thereby of any law, rule or regulation of any State, the Federal Government or any agency, shall not relieve any party from its obligation under, nor deprive any party of advantages of any other provision of this Agreement.

(c)	This agreement shall be governed by and construed under the laws of the State of California.

(d)
All notices under this agreement shall be in writing and shall be sent to the addresses first set forth above, or such other addresses of which either party notifies the other from time to time.  All notices shall be deemed delivered:  when delivered if delivered by hand, the day following it being sent, if sent for overnight delivery by a reputable courier services such as Federal Express, or 5 days following mailing, if mailed by first class mail.

(e)
This agreement constitutes the entire Agreement among the parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, oral or written, with respect to the subject matter contained herein.  This Agreement may not be amended, modified or terminated except in writing executed by each of the parties hereto.

In Witness Whereof, the parties hereto have signed, or caused to be signed this agreement as of the date first set forth herein.

Arthur Lieberman	POW Entertainment, Inc.

By:	By: